SIMPSON MANUFACTURING CO., INC. ANNOUNCES THE ACQUISITION OF PROTECH SYSTEMS, INC.

PLEASANTON, Calif., June 18 /PRNewswire-FirstCall/ -- Simpson Manufacturing Co., Inc. (the “Company”) announced that its subsidiary, Simpson Dura-Vent Company, Inc. purchased 100% of the equity of ProTech Systems, Inc. (“ProTech”), a New York company. ProTech manufactures venting products in New York and distributes them throughout North America. The purchase price (subject to post-closing adjustment) was $7.5 million in cash, plus an additional earn-out of up to $2.25 million if certain future performance targets are met.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood-to-wood, wood-to-concrete and wood-to-masonry connectors and fastening systems, stainless steel fasteners and pre-fabricated shearwalls. Simpson Strong-Tie also offers a full line of adhesives, mechanical anchors and powder actuated tools for concrete, masonry and steel. The Company’s other subsidiary, Simpson Dura-Vent Company, Inc., designs, engineers and manufactures venting systems for gas and wood burning appliances. The Company’s common stock trades on the New York Stock Exchange under the symbol “SSD.”

For further information, contact Barclay Simpson at (925) 560-9032.